Exhibit 11

                          Alpharma Inc.
            Computation of Earnings per Common Share
                    Primary and Fully Diluted
        (Dollars in thousands, except for per share data)

                                          Nine Months Ended
                                            September 30,
                                          1997          1996
Computation for Statement of Income
 Primary earnings per share:
 Net income                            $    10,987  $       304
  Average common shares outstanding     22,144,000   21,706,000

 Additions:
     Dilutive effect of outstanding
      warrants determined by treasury
      stock method                           --          28,000
     Dilutive effect of outstanding stock
      options determined by treasury
      stock method                          66,000      118,000
     Dilutive effect of outstanding rights
      determined by treasury stock
      method                                11,000       --
                                        22,221,000   21,852,000

Earnings per common share - Primary          $0.49        $0.01

Fully diluted earnings per share:

Income from continuing operations      $    10,987 $        304
 Additions:
     Proforma interest savings on
     assumed repayment of debt,
     net of tax                                993       --
Net income                             $    11,980  $       304

Average common shares outstanding       22,144,000   21,706,000
Additions:
 Dilutive effect of outstanding
   warrants determined by treasury
   stock method                         1,704,000        28,000
 Dilutive effect of outstanding stock
   options determined by treasury
   stock method                            205,000      118,000
 Dilutive effect of outstanding rights
   determined by treasury stock
   method                                  519,000        --
                                        24,572,000   21,852,000

Earnings per common share - Fully diluted    $0.49        $0.01
                                                       Exhibit 11

                          Alpharma Inc.
            Computation of Earnings per Common Share
                    Primary and Fully Diluted
        (Dollars in thousands, except for per share data)

                                          Three Months Ended
                                            September 30,
                                          1997          1996
Computation for Statement of Income

 Primary earnings per share:

 Net income                            $     5,257  $        29

  Average common shares outstanding     23,081,000   21,726,000

 Additions:
     Dilutive effect of outstanding stock
      options determined by treasury
      stock method                         136,000       46,000
     Dilutive effect of outstanding
      rights determined by treasury
      stock method                         371,000       --
                                        23,588,000   21,772,000

Earnings per common share - Primary          $0.22        $0.00

Fully diluted earnings per share:

Income from continuing operations            5,257           29
 Additions:
     Proforma interest savings on
     assumed repayment of debt,
     net of tax                                389       --
Net income                             $     5,646  $        29

Average common shares outstanding       23,081,000   21,726,000
Additions:
 Dilutive effect of outstanding
   warrants determined by treasury
   stock method                         1,952,000         --
 Dilutive effect of outstanding stock
   options determined by treasury
   stock method                            205,000       46,000
 Dilutive effect of outstanding rights
   determined by treasury stock
   method                                  610,000        --

                                        25,848,000   21,772,000

Earnings per common share - Fully diluted    $0.22        $0.00